Exhibit 99.1

Contacts
Media
Ted Lowen, Engelhard Corp.
732-205-6360

Investor Relations
Gavin A. Bell, Engelhard Corp.
732-205-6313
Ref. #C1439
           or
Dan Katcher / Eden Abrahams
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Engelhard Corporation
101 Wood Avenue,
P.O. Box 770
For immediate release                                                                                                                      Iselin, NJ Iselin, NJ 08830

ENGELHARD BREAKS GROUND ON FACILITY FOR OIL AND GAS-EXTRACTION
TECHNOLOGY

ISELIN, NJ, April 10, 2006 - Engelhard Corporation (NYSE: EC) announced today that it has broken ground on a multimillion-dollar processing facility to produce high-quality, high-demand materials that enhance production rates of oil and gas fields.
The plant will produce frac-sand proppants, which are hard, spherical particles that are mixed with a fluid and pumped into wells at very high pressure. The proppants fracture hydrocarbon-bearing rock to create channels where oil reserves and gases can flow easily. Proppants remain in place after the fracture job is completed, propping open the cracks and creating a highly permeable pathway for oil and gas flow.
Double-digit growth in market demand for proppants has outstripped available material supply, forcing suppliers to put customers on allocation. This trend is expected to continue for the next several years. According to industry estimates, more than four million tons of frac-sand proppants were pumped in 2005, limited only by available supply.
“Higher gas and oil prices have led to record levels of drilling activity, which has strained the supply of critical exploration and production materials such as proppants,” said Edward T. Wolynic, Engelhard’s vice president of strategic technologies and chief technology officer. “Our entry into proppants represents yet another example of how we leverage our surface and materials science expertise to develop technology to serve a major growing market - in this case, energy production.”
Engelhard’s new frac-sand proppants facility in Sanders, Arizona is scheduled to be operational in the second half of 2006 and expected to reach full production in early 2007.
The company’s entry into the oil and gas stimulation market also provides a springboard for future expansion into other high-value specialty materials used by the oil and gas services industry.
Engelhard has broad experience in servicing the energy sector, including enabling technology for petroleum refining, fuel cells, gas-to-liquids, syngas and natural gas purification.
Engelhard Corporation is a surface and materials science company that develops technologies to improve customers’ products and processes. A Fortune 500 company, Engelhard is a world-leading provider of technologies for environmental, process, appearance and performance applications. For more information, visit Engelhard on the Internet at www.engelhard.com.
Forward-Looking Statements. This announcement contains forward-looking statements. There are a number of factors that could cause Engelhard’s actual results to vary materially from those projected in the forward-looking statements. For a more thorough discussion of these factors, please refer to “Forward-Looking Statements” (excluding the first and sixth sentences thereof) on page 34 of Engelhard’s 2005 Annual Report on Form 10-K, dated March 3, 2006 and Exhibit (a)(11) to Amendment No. 2 to the Company's Schedule 14D-9 (Investor Presentation entitled "Engelhard Response to BASF Offer") (excluding the last paragraph of page 33 thereof), filed on February 2, 2006.
Additional Information and Where To Find It. This announcement does not constitute an offer or invitation to purchase nor a solicitation of an offer to sell any securities of Engelhard. In connection with the proposed transaction, BASF filed a Tender Offer Statement on Schedule TO on January 9, 2006, which has been amended (the “Tender Offer Statement”). Engelhard has filed certain materials with the SEC, including a Solicitation/Recommendation Statement on Schedule 14D-9, which has been amended (the “Schedule 14D-9”). Engelhard plans to file with the SEC and mail to its shareholders a Proxy Statement on Form 14A relating to the 2006 annual meeting of shareholders and the election of directors (the “2006 Proxy Statement”). Information regarding the names of Engelhard’s directors and executive officers and their respective interests in Engelhard by security holdings or otherwise is set forth in Engelhard’s Proxy Statement relating to the 2005 annual meeting of shareholders (“2005 Proxy Statement”). Additional information regarding the interests of such potential participants will be included in the 2006 Proxy Statement and other relevant documents to be filed with the SEC in connection with Engelhard’s 2006 annual meeting of stockholders that will be filed with the SEC.
INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the Tender Offer Statement, Schedule 14D-9, 2005 Proxy Statement, 2006 Proxy Statement (when it is filed and becomes available) and other documents filed by Engelhard or BASF with the SEC at the SEC's website at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of each of the Schedule 14D-9, 2005 Proxy Statement and 2006 Proxy Statement (when it is filed and becomes available), as well as Engelhard's related filings with the SEC, from Engelhard by directing a request to Engelhard Corporation, 101 Wood Avenue, Iselin, New Jersey 08830, Attention: Investor Relations or at 732-205-5000.
Copies of Engelhard’s letter to stockholders and Schedule 14D-9 may also be obtained from MacKenzie Partners, Inc. by calling 1-800-322-2885 toll free or at 1-212-929-5500 collect or by e-mail at Engelhard@mackenziepartners.com.

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